UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 12, 2012

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

75 High Street
Singapore		179435
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		+65 6595-6637

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2012, Intelligent Communication Enterprise Corporation (“ICE Corp.”) entered into an Agreement of Securities Exchange and Plan of Reorganization with One Horizon Group PLC, a UK-based company.

Under the Agreement, ICE Corp. is offering shareholders of One Horizon 175.14 shares of ICE Corp’s common stock for each share of One Horizon stock.  The transaction was negotiated based upon an agreed valuation of One Horizon at approximately $196 million.

The consummation of the share exchange is subject to certain customary closing conditions, as well as the consent to the transaction by no less than 75% of the One Horizon shareholders. One Horizon’s management has already obtained irrevocable consents to the transaction from more than 75% of the One Horizon shareholders.

Upon completion of the share exchange, the former One Horizon shareholders will hold more than 95% of the issued and outstanding shares of ICE Corp.  It is expected that upon completion of the share exchange, the officers and directors of One Horizon will become the officers and directors of ICE Corp.

One Horizon develops application platforms that are designed to optimize communications over the Internet by using bandwidth more efficiently and by giving users more control over how much data they consume.  Following consummation of the share exchange, the company anticipates focusing on One Horizon’s Voice Over Internet Protocol (VOIP) business.

On October 16, 2012, ICE Corp. issued a press release announcing the agreement, a copy of which is attached hereto as Exhibit 99.01.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

If all of the One Horizon shareholders accept the offer, ICE Corp. has agreed to issue 19,190,504,531 shares of its common stock as follows:

•	17,853,476,138 shares of ICE Corp. common stock to the One Horizon shareholders in exchange for their currently-issued shares of One Horizon stock;
•
options to purchase an aggregate 216,132,393 shares of ICE Corp. common stock to holders of One Horizon options in exchange for such options, which will be exercisable at prices ranging from $0.16 to $0.59, reflecting their current exercise prices converted to US dollars using the 175.14 to one ratio; and

•
the creation of a pool of an additional 1,120,896,000 shares of ICE Corp. common stock reserved for the issuance of such shares upon the exercise of options and warrants that One Horizon has agreed to issue in the future.

If issued, these securities will be issued in reliance upon the exemption from registration afforded by Regulation S, as all or nearly all of the One Horizon shareholders are outside the United States.  To the extent that a small number of the One Horizon shareholders are determined to be inside the United States, ICE Corp. expects that it will rely on Section 4(a)(2) of the Securities Act of 1933, which exempts transactions by an issuer not involving any public offering.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)           The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.32	Agreement of Securities Exchange and Plan of Reorganization between Intelligent Communication Enterprise Corporation and One Horizon Group PLC, dated as of October 12, 2012	To be filed.

99	Miscellaneous
99.01	Press release dated October 16, 2012	Attached
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: October 17, 2012	By:	/s/ Sarocha Hatthasakul
Sarocha Hatthasakul
Chief Financial Officer

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